Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$3,006,356
Unrealized Gain (Loss) on Market Value of Commodity Futures	14,743,272
Dividend Income	227,515
Interest Income	129,627
ETF Transaction Fees	2,450
Total Income (Loss)	$18,109,220

Expenses
General Partner Management Fees	$63,071
Professional Fees	21,911
Brokerage Commissions	6,156
Directors' Fees and Insurance	2,079
License Fees	1,576
Total Expenses	$94,793
Net Income (Loss)	$18,014,427

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/26	$149,984,062
Additions (50,000 Shares)	4,845,287
Withdrawals (350,000 Shares)	(35,211,521)
Net Income (Loss)	18,014,427

Net Asset Value End of Month	$137,632,255
Net Asset Value Per Share (1,150,000 Shares)	$119.68

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596